Exhibit 4.7

Illustrate

1.	The text of this contract is an exemplary text, and the parties may combine it within the scope stipulated by relevant laws and regulations when signing the purchase situation adjusts the corresponding content of the contract.

2.	Before signing the contract, the lessor and the lessee shall provide the following materials:

(1)	The lessor shall present a certificate of rights to rent the property, purchase and sales contract or other valid document to the lessee. At the same time:

If the property is entrusted by others to manage and rent out, a power of attorney from the principal must also be provided;

If the co-owned property is rented, proof of the consent of all co-owners and a power of attorney must be provided;

If the property is subleased, the sublessee shall provide documents and materials proving that the lessee agrees to sublease the property.

(2)	The lessee shall provide the lessor with true, legal and valid identification documents of the lessee.

3.	The contents selected in the text of this contract, both parties shall negotiate and confirm that put a ‘tick’ in the fill-in blank represents selected item; put a ‘X’ in the fill-in blank represents deleted item.

4.	The lessor and the lessee may make supplementary agreements in the blank lines of the relevant articles according to the specific situation of the contents that are not agreed in the text of this contract or the agreement is unclear, or may be marked to the Annex I.

5.	Both parties may decide the number of original copies of this contract according to the actual situation, and check the contract carefully when signing the contract to ensure the content of each contract are consistency. Each party should keep at least one original copy.

6.	In the event of the termination of this contract or major changes in the leasing term, standard rent, leasing area, etc. of this contract, the parties shall go to the relevant registration authority to do the certain procedures.

7.	When signing this contract, the involved parties shall have full capacity for civil conduct, fully understand their respective rights, obligations, and responsibilities, and voluntarily strictly implement the contract.

8.	Those lease out properties shall strictly abide by the relevant provisions of the document “Measures on Regulating the Industrial Housing Leasing Market to Stabilize Leasing Prices (Trial)” (Shen Fu Gui (2019) No. 8) issued by the Shenzhen Municipal People’s Government.

Special Reminder: The lessor shall fulfil the duty of reminding the lessee about the important matters of the contract. The lessee should sign the contract carefully. Before signing this contract, please read the terms of the contract carefully, especially review the optional, supplementary and amendable contents, and pay attention to prevent potential risks.

Property Rental Contract

Lessor (Party A) : Shenzhen Long Cheng Industrial Ltd

Type of Certificate : Unified Social Credit Code

Social Credit no.: 91440300192470540R

Correspondence address: Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Contact no.: (0755) 28108099

Authorized Person : Guo Weiliang

Lessee (Party B): Nissin Metal Plastic (Shenzhen) Ltd.

Type of Certificate : Unified Social Credit Code

Social Credit no.: 91440300574752543F

Correspondence address: Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no.: 13802566280

According to <PRC Contract Law>, <PRC City Property Management Law>, <Commodity Property Leasing Management Law>, <Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening Responsibilities for Property Leasing Safety>, < The Shenzhen Municipal People’s Government issued the “Notice on Several Measures to Regulate the Industrial Housing Leasing Market and Stabilize Rental Prices (Trial Implementation)” > requirement, Party A & Party B compromised and setup this contract.

Clause 1 Leasing Property Basic Status

1.1	Party A lease the property located in Shenzhen Long Hua Long Cheng Industrial Park Building #2 Level 1 2#-101 to Party B. Leasing Method : Leasing entirely. Total rental area is 1024.80 sqm (Details please refer to Building #2 Floor Plan). Building Usage : Factory, Building Code : 1C Long Cheng Industrial Park Building #2 – 2#-101.

1.2	Property Ownership :

The real estate owner or legal user is Shenzhen Long Cheng Industrial Ltd. Party A holds the Property ownership certificate or real estate certificate. The code of Property ownership certificate or real estate certificate is 5000068990 .

1.3	Status of factory decoration : The details of the decoration can be supplemented by both parties A and B in the appendix 2 of this contract

1.4	Facility of factory : Nil (Details please refer to Appendix 3)

Clause 2 Leasing Period

2.1	Party B leasing period is from 1st March, 2023 to 28th February, 2026. It shall not exceed the maximum period stipulated by laws and regulations, and the term of a single industrial property leasing contract shall not be less than one year in principle.

2.2	Rent Free Period : Party B does not enjoy the rent-free period, and the rent, management fee and other expenses will be calculated from the date Party A delivers the property.

Clause 3 Rental Fee

3.1	The Monthly Rental fee is RMB: 43041.60 ( RMB Forty-three thousand forty-one and sixty cents)

3.2	Party B shall pay rental fee to Party A on 5th of every month; Party A shall issue the Tax invoice to Party B when receiving the rent.

3.3	Party B pay the rental fee by Bank Transfer. Details are as follows :

Name of account : Shenzhen Long Cheng Industrial Ltd.

Name of Bank : Branch of Shenzhen Agricultural Bank

Bank A/C # : 41029400040000092

3.4	During the leasing period, Party A shall not unilaterally raise the rent.

3.5	The two parties agreed that during the leasing term, the rent shall be increased by 3% on the basis of the rent standard of the previous year each year from 2024, as follows:

(a)	From 1st March 2024 to 28th Feb 2025, the rental fee is RMB 44332.85 (RMB Forty-four thousand three hundred thirty-two and eighty-five cents)

(b)	From 1st March 2025 to 28th Feb 2026, the rental fee is RMB 45662.83 (RMB Forty-five thousand six hundred sixty-two and eighty-three cents)

Clause 4 Deposit

4.1	Within 5 days after the signing of this contract, Party B shall pay Party A a deposit equivalent to 2 months rental fee (no more than two month), total amount is RMB91325.67 (RMB Ninety-one thousand three hundred twenty-five and sixty-seven cents). Party A shall issue receipt to Party B after receiving the deposit.

4.2	The deposit paid by Party B is not the rent or other expenses prepaid by Party B, but only the guarantee for Party B to perform the obligations stipulated in this contract. Party A shall not withhold Party B’s deposit without reason and refuse to return it. Party A shall return the remaining part of the rental deposit to Party B without interest after deducting the rent, expenses and liquidated damages that Party B shall bear (if any, the remaining rent shall be refunded together)

(a)	Party B has not caused damage to the leased property or has repaired the damaged property

(b)	Party B shall hand over the leased property (including ancillary facilities) to Party A in the manner agreed in this contract

(c)	Party B uses the address of the leased property to handle the transfer of the industrial and commercial registration address, and completes other procedures stipulated by laws and government

Clause 5 Other expenses

5.1	During the leasing period, Party A is responsible for paying the fee for property usage and tax;

5.2	During the leasing period, Party B is responsible for paying water & electricity fee, management fee etc expenses created by the rental property on time. The management fee is RMB3.5/sq.m/month.

Others :

The water and electricity deposit of the monthly rent amount shall be charged according to the maximum rent unit price within the contract period RMB 45662.83;

Safety production deposit of one month’s rent is collected according to the unit price of the first year’s rent during the contract period RMB 43041.60

5.3	Party B shall pay the fee in time after receiving the payment notice or the receipt provided by Party A, otherwise, there will be late payment fee.

Clause 6 Property handover and checking

6.1	Party A shall handover the property to Party B before 1st March 2023 and ensure the property and its attached facility is safe and complied with the related regulation, law and rule.

6.2	Party B shall check the existing equipment and facilities of the leased property when Party A handover the property, and both parties shall sign the contract together (Confirmation Letter of handover property) (see Annex 3) to complete the handover procedure.

6.3	If Party B started the decoration before signing the Confirmation Letter of handover property, it deems to the property handover is completed.

Clause 7 Decoration

If not affecting the structure of the property, Party A agrees Party B to decorate the property.

Clause 8 Property usage and maintenance

8.1	During the leasing period, Party B shall use the leased property and its ancillary facilities normally and reasonably, and use water and electricity safely and shall not change the leasing purpose without Party A’s authorization.

8.2	During the leasing period, Party B discover any damage or out of order of the leasing property and affiliated facilities, shall inform Party B to fix it immediately. Party A shall fix the problem within 5 days upon received the notice from Party B. If Party A cannot be notified or Party A fails to make repairs within the time limit after receiving the notification, or if it is necessary to carry out repairs immediately due to circumstances, Party B has the rights to repair on behalf of Party A, and Party A shall bear the expenses or extend the leasing period.

For any damage or malfunction of rental property and facility that hinder safety or normal operation and is caused by Party B mistake or misuse, Party B shall responsible for the repair fee or compensate and inform Party A.

During the leasing period, If Party B fails to perform repairs, maintenance and other obligations stipulated in this contract in a timely manner, causing personal injury or property loss to the other party or a third party, the responsible party shall be liable for compensation.

8.3	If any urgent repairs but Party B cannot be notified or Party B cannot be present despite the notification, Party A may, with the assistance of property management and other departments, entry the leasing property for emergency repairs and construction work, and the losses caused to Party B , Party A shall make the compensation.

Clause 9 Sublet property, Leasing Renewal and Priority

9.1	Leasing Transfer – Party B cannot sublet rental property to the third party.

9.2	Leasing Renewal - Upon the leasing expiration, if Party B needs to continue to rent the leasing property, Party B shall submit a written renewal application to Party A before 90 days of the expiry date. If both parties agree the leasing terms, the leasing agreement can be renewed or only renew the leasing period. Under the same conditions, Party B has the priority to renew the lease.

9.3	Priority rights - During the rental period, if Party A needs to transfer the ownership of the rental property, Party A shall inform Party B in advance. Party B has the priority rights to purchase under the same condition.

Clause 10 Return the leasing property

10.1	Within one day after the expiration of the leasing term or the date of termination of this contract, Party B shall promptly clear out the leased property and return the property and ancillary facilities to Party A. If Party B fails to clear the property within the agreed time, moves out of the property, and cannot contact Party B. Both parties agree that :

Party A has rights to dispose all the items in the leased property.

10.2	Party B shall be deemed to have waived its ownership rights after returning the property, and Party A has the rights to treat them as waste dispose. Party B has the rights to bear the costs incurred by the disposal of the waste left.

10.3	When the property is returned, both parties shall take an inspection of the usage of the property and its ancillary items, facilities and equipment, water and electricity, then sign or seal the Letter of Confirmation of Return of the property (see Annex IV).

Clause 11 Termination of Contract

11.1	This contract may be terminated by mutual agreement of both parties A and B.

11.2	If Party B has any of the following circumstances, Party A has the rights to unilaterally terminate the contract and take back the leased property :

(a)	Failure to pay rent or other expenses as agreed for 30 days;

(b)	Under the premise that the leased property meets the agreed delivery standards, Party B refuses to sign the “Confirmation of Property Delivery” without legitimate reasons;

(c)	Unauthorized demolition to change the main structure of the moving property;

(d)	Unauthorized change of usage of the leased property;

(e)	Subletting the leased premises to a third party without authorization;

(f)	Using rental property to engage in illegal activities.

11.3	If Party A has any of the following circumstance, Party B has the rights to unilaterally terminate the contract :

(a)	Failure to handover the leased property as agreed 7 days;

(b)	Party A does not have the rights to leased property or handover the property that does not conform to the contract, and Party B uses or endangers Party B’s safety or health;

(c)	Party A does not execute the agreed maintenance or borne the various payment and caused Party B cannot use the leased property normally.

11.4	In any of the following circumstances, both parties have the rights to terminated the contract :

(a)	According to the Requisitions Law, due to The Common Interests of the Society or the needs of the Urban Construction, the leased property need to requisitioned or demolished. [In this case, Party B suffered loss by the leasing contract cannot be completed, Party A shall borne a reasonable compensation.];

(b)	The leased property is damaged, lost or destroyed due to force majeure such as earthquake or fire, and the property cannot be used;

(c)	Party A has informed Party B at the time of signing the contract that it has set a mortgage before renting the property and may be disposed of during the lease period, and is now disposed of.

11.5	In the event of the above-mentioned circumstance, Party A or Party B shall issue the ‘Notice of Termination of the Contract’ to the other party in accordance with the Article 14 of this Contract (See Annex 5), this contract is terminated.

Clause 12 Liability for Breach of Contract

12.1	Party A’s liability for breach of contract

(a)	Refer to 11.3 of this contract, If Party B terminate the contract, Party A shall refund the deposit and the balance of the paid rent to Party B within 5 days after the contract termination. And Party B shall be paid the breach contract amount according to the standard of the monthly rent amount. If the breach contract amount are insufficient to offset Party B’s losses, Party A shall also be responsible for compensation.

(b)	If Party A is late to handover the property to Party B, or occur the circumstance related to 11.3 (b) & (c), if Party B has not yet terminate the contract, Party A shall pay the breach contract amount to Party B in the double amount of the daily rent (the breach contract amount shall not exceed double of the monthly rent).

(c)	During the leasing period, if Party A unilaterally terminates the contract without the circumstances stipulated in Clause 11 of this contract, Party A shall send a written notice to Party B in the advance of 30 days, refund the deposit and the balance of the prepaid rent. Also need to pay double rent to Party B in accordance with the Leasing Contract.

12.2	Party B’s liability for breach of contract

(a)	Refer to 11.2 of this contract, If Party A terminate the contract, Party B shall pay the breach contract amount according to the standard of the monthly rent of this contract. If the breach contract amount are insufficient to offset Party A’s losses, Party B shall also be responsible for compensation.

(b)	If Party B late to pay rent, deposit or various expenses, fails to match the condition of contract termination, or it match the condition of contract termination but Party A does not agree, Party B shall pay the breach contract amount to Party A.

(c)	During the leasing period, if Party B unilaterally terminates the contract without the circumstances stipulated in Clause 11 of this contract, Party B shall send a written notice to Party A in the advance of 30 days and need to pay double rent to Party A in accordance with the Leasing Contract. If the breach contract amount are insufficient to offset Party A’s losses, Party B shall also be responsible for compensation.

(d)	Party B should leave and handover the property to Party A when lease period finished or this agreement was terminated. If Party B did not handover the property the day after lease period finished or this agreement was terminated. Party B shall pay the breach contract amount to Party B in the double amount of the daily rent.

(e)	Party B shall not make any alteration and / or additions to the Premises, which affecting the structure of the property, without the prior written consent of the Landlord. Party B should re-convey the Premises to the landlord in the condition which the Premises were first conveyed to the tenant upon commencement of this Agreement, and be responsible for compensation the loss of Party A. Party B also shall be responsible for legal liabilities and compensation to the third parties damaged in physical or financial by the alteration and / or additions to the Premises.

Clause 13 Special Terms

Party A and Party B shall sign Annex 7 “Shenzhen City Property Leasing Safety Management Responsibility Letter” (hereinafter called “Responsibility Letter”), and fully and properly perform the safety management responsibilities and obligations stipulated in the “Responsibility Letter”. If any party violates the stipulations of the “Letter of Responsibility” and causes a safety accident during the property leasing process under this contract, or causes personal injury or property loss to others, the responsible party shall bear all legal responsibilities and economic losses.

Clause 14 Notification and Delivery

14.1	Party A and Party B agree to send the notice by mail/email/WeChat/SMS, and both parties confirm that the effective delivery address is as follows :

Party A :

Correspondence Address : Same as the first part of this contract

Mobile No. : 18718478777

Party B :

Correspondence Address : Same as the first part of this contract

If there is any changes in the above address, the other party shall be notified in writing, otherwise the above address shall still be regarded as a valid address. If the notice or document sent by one party to the other party is sent by post, the date of receipt shall be the date of delivery; if the document is returned by mail to the above address, the date of return shall be deemed as the date of delivery; If it is sent by SMS, the date of sending shall be regarded as the date of delivery.

14.2	If it cannot be delivered through the above methods, before Party B withdraws the lease, the notice issued by Party A to the place where the property leased under this contract is located shall be deemed to have been effectively delivered.

Clause 15 Dispute Resolution

15.1	Disputes arising during the execute of this contract shall be resolved through negotiation between the two parties; if failed negotiation, may request relevant administrative departments, trade associations or other third parties for mediation, or:

- Ask Shenzhen Court of International Arbitration for arbitration.

- Prosecute to the local people’s court.

15.2	The terms of the contract on dispute resolution exist independently, and the modification, rescission, termination, invalidation or cancellation of the contract will not affect its validity.

Clause 16 Changes to the contract

Neither party unilaterally change the content of this contract without mutual agreement. Both parties can sign a supplementary agreement for the modification of this contract, and the supplementary agreement has the same legal effect as this contract.

Clause 17 Signing, registration and filing of the contract

17.1	This contract will effective with the date of signing by both parties. It has five original copies. Party A keeps three copies, Party B keeps one copy, and the property leasing management department keep one copy, which have the same legal effect.

17.2	The annex of this contract is an effective part of this contract and has the same legal effect as this contract.

17.3	Both parties should go to the property leasing management department process registration and filing procedure within 10 days upon signing contract. (refer to “Instructions for Property Leasing Registration and Filing” for details).

Signature (Party A)	Signature (Party B)

Company Chop :	Company Chop :
Date :	Date :

Annex 1 : Supplementary Items

Annex 2 : Floor Plan, Renovation List or Drawing

Annex 3 : Confirmation of handover property

Confirmation of handover property

Device / Item	Brand / Material	Qty	Model No.	Item Condition
Key	Gate pcs / Property pcs / Others pcs, Remarks :
Smart lock	Gate pcs / Property pcs / Others pcs, Remarks :
Water Card	Delivered / Not yet delivered pcs
Electricity Card	Delivered / Not yet delivered pcs
Gas Card	Delivered / Not yet delivered pcs
Television
Air Conditioner
Refrigerator
Desk
Chair
Computer Desk
Sofa
Coffee Table

Expenses	Amount	Starting Date	Starting Base	Payer
Water		2023-03-01	2023-03-01	Party A / Party B
Electricity		2023-03-01	2023-03-01	Party A / Party B
Gas				Party A / Party B
TV Subscription				Party A / Party B
Internet				Party A / Party B
Telephone				Party A / Party B
Management Fee	3.5/sqm/month	2023-03-01	2023-03-01	Party A / Party B
Car Park				Party A / Party B
Cleaning				Party A / Party B

Both parties have inspected the leased property and accessories, facilities and equipment, and the use of water and electricity. For the above-mentioned basic information on the equipment in the property and various expenses : Both parties have no objection / remarks as follow : (Water fee, electricity fee and property management fee paid for Party B or Party B has completed the procedures to pay various fees by itself, etc.)

Signature & Company Chop (Lessor)	Signature & Company Chop (Lessee)
Date of Handover Property :	Date of Handover Property :

Annex 4 :	“Confirmation of returning property” (non-residential) (contract file)

Confirmation of returning property

Both parties have already inspected the condition and the function of the returning property and its affiliated facilities, equipment, water and electricity, and have already process the check-out procedures. There is no disputation regarding the bearing expenses, returning deposit, property and its affiliated facilities, returning facilities & equipment, No Dispute / Remarks : (The inspector can apply the deposit refund after inspects the facilities, equipment, fire system, renovation in accordance with the Supplementary Agreement. (Record clearly furniture, home appliances and other movable items)__________________________________________________________________________________________

Signature & Company Chop (Lessor)	Signature & Company Chop (Lessee)
Date of Handover Property:	Date of Handover Property :

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Annex 4 :	“Confirmation of returning property” (non-residential) (Proof of Deposit Refund)

Confirmation of returning property

Both parties have already inspected the condition and the function of the returning property and its affiliated facilities, equipment, water and electricity, and have already process the check-out procedures. There is no dispution regarding the bearing expenses, returning deposit, property and its affiliated facilities, returning facilities & equipment, No Dispute / Remarks : (The inspector can apply the deposit refund after inspects the facilities, equipment, fire system, renovation in accordance with the Supplementary Agreement. (Record clearly furniture, home appliances and other movable items)___________________________________________________________________________________________

Signature & Company Chop (Lessor)	Signature & Company Chop (Lessee)
Date of Handover Property:	Date of Handover Property :

Annex 5 :	Notice of Contract Termination

Notice of Contract Termination

To : ______________________

Please kindly be informed that according to Leasing Property Contract Clause No. _______, due to ______________, the Leasing Property Contract will terminated on _____________.

Please move out from the said property / refund the deposit and the balance of the prepaid rent within ________days upon receiving this notice.

Best regards,

From :
Date :

Note : Please send the hard copy to the notified party and keep the acknowledge receipt.

Annex 6 :	Authorization Letter

Authorization Letter

Trustor :

Type of Certificate : ID Card / Passport / Unified social credit code / others

Certificate No. :

Correspondence Address :

Contact No.

Email address :

Trustee :

Type of Certificate : ID Card / Passport / Unified social credit code / others

Certificate No. :

Correspondence Address :

Contact No.

Email address :

The trustor is the ownership / partial ownership of the property of ___________(The certificate no. the rights of the property ownership / the rights of real estate :____________ ), now authorized the above said trustee rent the property and handle all related matters.

The permission of authorization as follows (please put a ‘tick’ for choosing item; and put a ‘X’ for not choosing item)

_______	Sign the Leasing Property Contract with the lessee;
_______	Sign the Property Agency Contract with the property agent;
_______	Routine property management;
_______	Receiving fee such as rent and deposit;
_______	Inform the payee deposit the amount to trustor’s designated bank a/c
_______	Name of the Bank :	______________________
_______	Branch of the Bank :	______________________
_______	A/C No. :	______________________

The trustee shall not do anything damages the rights and interests of the trustor, and the trustor shall recognize the legal actions performed by the trustee on the above-mentioned property within the power of entrustment and bear the legal consequence.

Annex 7 :	“ Responsibility of Leasing Property Safety Management in Shenzhen “

Responsibility of Leasing Property Safety Management in Shenzhen

In order to implement the “Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening the Responsibilities of Property Leasing Safety”, further clarify the responsibility for property leasing safety, strengthen the safety management of leased property, and protect the safety of people’s lives and property, according to relevant laws and regulations, hereby Formulate this letter of responsibility :

1.	The lessors and lessees of production and business buildings (including various commodity markets and their stalls and counters), office buildings, residences and other buildings within the administrative area of this city are responsible for the safety of rental buildings.

2.	The lessor shall have the property ownership certificate or other certificates stipulated by the municipal government when renting out the property. If entrusting others to lease, the owner shall sign a written entrustment agreement with the entrustee, specifying their respective safety responsibilities. Property sub-lessors, other persons who actually rent out, and property lenders should assume the responsibility for the safety of the lessor.

3.	The lessor shall ensure that the entrances exits, passages, fire protection, gas and electricity facilities of the leased property shall comply with the relevant laws and regulations and the safety standards stipulated by the relevant administrative departments. If the laws and regulations stipulate that relevant permits or approval documents are required to permit leasing, the lessor shall obtain them.

4.	If the lessee uses the leased property to run the production and business, the lessor shall require the lessee to present the relevant certificates that have gone through the fire protection procedures and the industrial and commercial business license or business permit before opening.

5.	The lessor shall inspect the property is safe for use and the nature of usage no less than once a quarter and make a record, and the lessee shall cooperate and sign; if the lessor cannot personally inspect due to some personal reasons, it shall entrust others to inspect.

6.	The lessor shall notify to the property rental comprehensive management agency or other relevant administrative departments if the lessor aware there is a potential safety hazards in the leased property, or that the lessee has changed the nature and function of the property without authorization, or used the property to engage in illegal and criminal acts.

7.	The lessee shall use the property safely and rationally in accordance with the provisions of laws and regulations and the stipulations in the property rental contract, and shall not change the structure and usage nature of the property without authorization; if the lessee aware there is a potential safety hazard in the leased property, it shall notify the lessor and the property rental comprehensive management agency or other relevant administrative departments immediately.

8.	The lessee is forbidden to do the following with any reason or at any time in the leased property :

i)	Unauthorized to change the function of the rental property; engage hotel, catering, entertainment, internet café and workshop … etc.

ii)	Unauthorized to engage illegal and criminal activities such as gambling, drug trafficking, prostitution, counterfeit documents, printing illegal publications, manufacturing and selling counterfeit commodity, harboring criminals, harboring and selling stolen goods, etc.;

iii)	Unauthorized to engage in pyramid schemes or pyramid schemes in disguise, running business without license, operate clinics without license, illegal practicing medicine, and running recycle resources illegally, etc.;

iv)	Unauthorized to engage in fraudulent start-ups such as unlicensed employment agency, marriage agency, training, and property agency;

v)	Unauthorized to store contraband and produce, store, and operate flammable, explosive, poisonous, radioactive and other dangerous items, or engage in other illegal activities;

vi)	Prohibition of high-altitude throwing objects and prevention of high-altitude falling objects :

(a)	The lessee must fully understand the dangers of high-altitude throwing objects and the civil, administrative and criminal legal responsibilities that the perpetrators may bear;

(b)	When the lessee aware the leased property and its ancillary facilities are damaged or faulty, and there may be caused such as falling from a height, the lessee shall promptly notify the lessor to repair it and take effective steps. If the damage or faulty is caused by the lessee, then the lessee shall take the responsibility to repaired or bear the expense;

(c)	The lessee must develop civilized living habits, use exemplary behaviors to educate minors who are responsible for guardianship to be civilized people, perform civilized actions, and prevent littering at downstairs;

(d)	The lessor and the lessee shall not place or hang flower pots, mops and other sundries on windowsills, balconies and retaining walls to avoid accidents such as falling objects.

Signature (Lessor)	Signature (Lessee )

Company Chop :	Company Chop :
Date :	Date :
Contact No.	Contact No.

Instructions for Leasing Property Registration and Filing

Documents required for Leasing Property registration and filing :

(1)	Real estate title certificate or other legal ownership certificates (provide the original and keep a copy)

(2)	The identity certificate or legal qualification certificate of the lessor and lessee, including:

1.	Person

Mainland residents: ID card or other valid identification.

Residents of Lane Aotai: Mainland Travel Permit for Hong Kong and Olympic residents, Mainland Travel Permit for Taiwan residents.

Foreigners: Passport (with residence permit or entry permit).

The above documents must be provided in original and photocopies.

2.	Unit

Social credit code, army certificate, business certificate of overseas enterprise joint venture (provide the original and keep a copy). The legal opening certificate of an overseas enterprise must be accompanied by a Chinese translation. If it has not been certified by the relevant functional department of the China Return, it must be notarized or certified by the embassy or consulate.

(3)	If the property is rented out in common, a written proof of the consent of all the co-owners to the rent must be provided.

(4)	Authorization

1.	The property rights are individuals: valid identity documents of the principal and the entrusted agent (the original shall be checked and the copy shall be kept) and the power of attorney (original), and the consignor shall specify the entrusted items and the place of signature on the power of attorney; if If the original identity card of the client cannot be obtained, a copy of the ID card confirmed by the signature of the client must be issued. The power of attorney signed by the parties abroad shall be notarized and authenticated as required.

2.	Property rights as a unit: If the handler is not the legal representative or person in charge, a power of attorney (original) from the legal representative or person in charge must also be issued, and the consignor must specify the entrusted items and the place of signature on the power of attorney. The power of attorney signed by the parties abroad shall be notarized and authenticated as required.

(5)	Housing leasing contract (including contract attachments)

Supplementary to Tenancy Contract (Non-Residential)

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Type of Certificate : Unified Social Credit Code

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R Legal representative : Guo Weiliang

The person in charge : ___________________Contact No. 28108099

Authorized Agent : _______________________________________________________________________

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B signed the “Shenzhen Property Leasing Contract (Non-residential)” [contract registration (record) number ] (hereinafter referred to as the “Leasing Contract”) and supplementary agreements on __________, 2023. Based on the principles of equality, voluntariness, mutual benefit and reciprocity, both parties A and B have reached a consensus through consultation, and have reached the following supplementary agreement on the “Leasing Contract”

Article 1	Article 1.1 of the “Leasing Contract” is added. The construction area of the leased property shall be subject to the area stipulated in the “Leasing Contract”. Party A and Party B will no longer raise objections to the specific leased construction area.

Article 2	Article 3.2 of the Leasing Contract is added

1.	If Party B is in arrears of rent and fees, Party A shall charge Party B a late payment fee of 5% of the total amount of rent and fees in arrears, calculated from the date of payment of rent agreed in the Leasing Contract. When the arrears of rent and expenses amount to one month’s rent in total, Party A has the rights to stop water supply, power supply and terminate the “Leasing Contract” and this agreement.

2.	If Party B is in arrears with the rent, Party B shall first collect the principal owed in the previous period and the overdue fine when paying the rent in the future, and if there is any surplus, then the rent of the current period shall be calculated.

Article 3	The amount of “deposit” (that is the rental deposit) in Article 4.1 of the “Leasing Contract” is calculated according to the highest monthly rent within the term of the leasing contract.

Article 4	Article 4.1 of the “Leasing Contract” is added. When Party A returns the leasing deposit to Party B according to the “Leasing Contract” and this Supplementary Agreement, no interest will be calculated.

Article 5	Article 4.2 of the “Leasing Contract” is added. During the leasing term, Party B shall not use the leasing deposit to pay rent and expenses. The actual amount of the rental deposit is subject to the amount of the rental deposit receipt. Under any of the following circumstances - Party A may not return the rental deposit.

1.	The contract is terminated before the completion or cannot be performed caused by Party B.

2.	Due to the termination or rescission of the contract, Party B failed to return the leased property and ancillary facilities to Party A in good condition at the time agreed by both parties.

Article 6	Articles 5.1 and 5.2 of the Leasing Contract are changed to :

During the leasing period, Party A is responsible for paying the land using fee for the leased property and the taxes generated based on the property, and Party B is responsible for paying the water and electricity fees, sewage charges, gas fees, sanitation fees, and property service fees (that is, property management fees) for the leased property on time. Special maintenance funds collected daily (namely property body maintenance funds) and other expenses incurred due to the use of leased property.

The water and electricity fee, sanitation fee, sewage fee, gas fee, garbage disposal fee, TV fee, telephone fee, network fee and other expenses of the leased property shall be paid by Party B directly to the relevant units.

Party B shall sign a “Property Service Contract” with the property service company in the area where the leased property is located. The property service fee of the leased property and the special maintenance funds collected daily shall be paid directly to the property service company by Party B in accordance with the “Property Service Contract”.

Article 7	Article 6.1 of the “Leasing Contract” is added.

If Party B is the former lessee of the leased property and has already occupied the leased property when signing this leasing contract, it is deemed that the two parties have completed the handover procedures and no further procedures are required, otherwise the handover time is the first working day after Party A legally obtains the rights to occupy the leased property.

If Party A delivers the leased property later than the time in the preceding paragraph, the actual delivery shall be subject to the time confirmed by both parties in the “Property Delivery Confirmation Letter”. The liability for compensation for breach of contract shall be confirmed by both parties in writing and reported to the contract registration authority for record. The “Property Delivery Confirmation Letter” should specify the delivery date and the condition of the leased property.

Party A shall hand over the leased property and ancillary facilities and equipment to Party B to use according to the status quo. Party A shall not be responsible for Party B’s decoration, any personal injury or property loss suffered by Party B and the third party in the leased property during the lease period, Party B shall bear all responsibilities and losses.

Article 8	Article 6.2 of the “Leasing Contract” is added.

Party A shall deliver the leased property and ancillary facilities and equipment to Party B according to the status quo, and Party A shall not undertake any responsibility for rectification. If Party B needs to expand and decorate the leased property and its ancillary facilities, equipment, water supply, power supply, gas supply, telephone, TV, drainage, sewage, environmental protection, fire protection and other facilities, it must negotiate with Party A in written form. The construction can only be carried out after the consent and the approval of the competent government department, and all the expenses incurred shall be borne by Party B. If Party B conducts construction without the consent of Party A or without the approval of the competent government department, Party A has the rights to request Party B to restore the original state.

Party B shall not transfer the ancillary facilities, equipment, and ancillary properties listed in the “Property Delivery Confirmation Letter”, and Party B shall compensate for any damage or loss caused by Party B’s transfer.

Article 9	Article 8.1 of the ‘Leasing Contract” is added.

If Party B uses the leased property and its ancillary facilities to engage in illegal activities or illegal operations, or to operate a business that is contrary to the core values of socialism and has ideological hidden dangers, all responsibilities arising therefrom shall be fully borne by Party B, and Party A shall not bear any liability and the rights to unilaterally terminate the contract.

Article 10	Article 8.2 of the “Leasing Contact” change to :

During the use of the leased property by Party B, if not caused by Party B’s fault, the leased property or its ancillary facilities are damaged or fail to prevent safety and normal use, Party B shall promptly notify Party A and take possible effective measures to prevent defects For further expansion, Party A shall carry out maintenance within 5 days after receiving the notification from Party B or entrust Party B to perform maintenance on its behalf. .

In case of special emergencies, Party B must repair immediately and notify Party A of the relevant situation in advance.

The maintenance costs incurred under the circumstances specified in the above two items (including the reasonable costs incurred by Party B for maintenance and preventing the expansion of defects) shall be borne by Party A. If Party B fails to fulfill the obligations stipulated in the above two paragraphs, fails to notify in time or take possible effective measures, resulting in increased losses, the (expanded) part of the maintenance costs shall be borne by Party B.

Party B shall be responsible for the maintenance and repair of the part of Party B’s decoration and renovation of the leased property and auxiliary facilities, as well as the rebuilt or added property and sites left over from history, and Party B shall bear its own expenses. The maintenance responsibility of the main structure of the property shall be applied by Party B to the unit that collects the maintenance fund for the main body of the property. If Party A does not collect the maintenance fund for the main body of the property, it shall not be responsible for the maintenance of the main structure, and Party B shall not submit a maintenance request for the main structure to Party A. If the property service unit is responsible for maintenance, Party B shall promptly notify the property service unit of the maintenance. If Party B violates the provisions of this Supplementary Agreement by refusing to undertake maintenance responsibilities or pay maintenance fees, resulting in serious damage to the leased property or facilities and equipment, Party A has the rights to unilaterally terminate the leasing contract and claim damages from Party B.

Article 11	Article 9.1 of the “Leasing Contract” is added.

During the leasing period, subletting is not allowed in principle. Under special circumstances, upon Party B’s written application and Party A’s written consent, Party B may sublet all or part of the leased property to others. The content of the sublease contract must be approved by Party A in advance, otherwise the sublease is not allowed. The sublease contract must be reported to Party A for record and updated in time. If Party B fails to sublease without authorization according to this agreement, allows the sub-lessee to sublease again or refuses to provide the sublease contract, Party A has the rights to unilaterally terminate the leasing contract, and Party B shall pay Rental security deposits are non-refundable. Party B shall complete the site clearance and return the leased property to Party A within ten days from the date of rescission of the leasing contract.

Article 12	Article 9.2 of “Leasing Contract” changed to :

Within three months before the expiry date of the leasing term as agreed in the contract, Party A may publish re-rental advertisements in various public media and prominent positions of the leased property, and Party B has no objection to this. If Party B intends to renew the lease, it shall submit an application for renewal to Party A three months before the lease expires. Party B, on the basis of abiding by the original leasing contract, has priority to lease when Party A re-leasing. In the event that Party B fails the performance evaluation as follows, the lease shall not be renewed.

1.	Rectification notices have been issued twice within one year for fire protection and production safety responsibilities, and the rectification has not been made within the prescribed time limit

2.	Rent arrears : The rent has been overdue twice during the contract period.

Article 13	Article 9.3 of the “leasing Contract” is added.

If Party B owes the rent and fees when transferring the property rights of the leased property to others, Party A can use the leasing deposit and water and electricity deposit to offset the rent, fees and late fees owed by Party B, and transfer the remainder to the transferee as a means of continuing to perform this contract The use of the security deposit, the shortfall will be made up by Party B to the transferee.

When transferring the property rights of the leased property to others, Party B shall, within ten days after receiving the notification from Party A to handle the modification registration (recording) of the leasing contract, go to the leasing management agency with Party A and the transferee to handle the registration (recording) of the modification of the leasing contract. Due to the reasons, the leasing contract modification registration (recording) cannot be handled, and all consequences arising therefrom shall be borne by Party B and have nothing to do with Party A.

Article 14	Article 10.1 of “Leasing Contract” is added.

If Party A does not renew the lease at the end of the contract period, Party B does not renew the lease, or terminates or cancels the contract in advance due to Party B’s reasons, Party B shall move out of the leased property within three days and ensure that the leased property and ancillary facilities are in good condition (normal wear and tear) At the same time, settle all the expenses that should be borne by Party B and go through the relevant handover procedures. During the leasing period, Party B will renovate and decorate the leased property and increase the property rights of the property facilities, equipment, water and electricity expansion, etc. free of charge. It is owned by Party A, and Party A will not make any compensation to Party B. Party B shall not dismantle or destroy the leased property and its ancillary facilities, equipment, and property attachments, otherwise, it shall be deemed that Party B has breached the contract, and Party A shall not return the leasing deposit, and shall hold Party B liable for compensation.

If Party B fails to move or return the leased property within the time limit, Party A has the rights to take back the leased property in accordance with the law or in accordance with the contract, and collect compensation equivalent to double the rent from Party B for the overdue part. Party A has the rights to enter the leased property to take back the leased property, and to count and dispose of the facilities and items not owned by Party A. Party B acknowledges and accepts the result of Party A’s counting and disposal. Party A also has the rights to continue to pursue the arrears of rent, arrears and losses from Party B until they are paid off.

Article 15	Article 11.2 of the “Leasing Contact” is added.

One of the following situations occurs during the validity period of this contract:

1.	Force majeure occurs, making it impossible to perform this contract,

2.	The government expropriates, takes back or demolishes leased property,

3.	Emergencies that seriously affect social, political and economic life,

4.	Party A and Party B reach a consensus through consultation.

Agree to :

_____ Termination of this contract

_____ Changes to this contract

Party B is exempted from rent and management fees from        (date)        to /        (date)        (except for the case of paying to other management units other than Party A), the total amount of RMB            (written : RMB                      ). During this period, Party B’s other responsibilities and obligations must be strictly implemented in accordance with the provisions of the “Leasing Contract” and this Supplementary Agreement.

Article 16	Article 11.2 of “Leasing Contract” is added.

If Party B fails to pay rent and expenses total is equal to one month’s rent, Party A has the rights to take measures such as cutting off water, electricity and closing the door. If Party A terminates the “Leasing Contract” or Party B terminates the “Leasing Contract” due to Party B’s breach of contract, in addition to not returning the leasing deposit, Party A may also request damages from Party B. The amount of damages is Party A’s actual loss and expected income.

Article 17	Article 12.1 of “Leasing Contract” is added

4)	In addition to pursuing Party A’s liability for damages or breach of contract, Party B may also propose to Party A to change the terms of the contract or terminate the contract based on the above-mentioned circumstances. Once the notice of termination of the contract is legally served, Party B has the rights to apply for unilateral termination of the contract registration (for the record ). However, during the period of possession and use of the leased property, Party B still has to pay the rent according to the “Leasing Contract” and this Supplementary Agreement.

Article 18	Other agreed matters

1.	Party B, as the main body of the production and operation of the leased premises, shall ensure that during the use of the leased premises, Party B shall strictly abide by the laws, regulations and rules of the State and Shenzhen on fire control, production safety, and rental housing management, and in accordance with the “Shenzhen Production and Operation Unit Safety Production Regulations on Subject Responsibilities” and other systems implement the subject responsibility of safety production, pass the safety and fire inspection and acceptance of relevant government departments, and be responsible for handling the business and safety permits required by the government. Party B must accept Party A’s safety management standards, arrange personnel to perform full-time (part-time) safety management, equip corresponding fire-fighting equipment, equipment and facilities, safety signs, etc., regularly carry out safety production inspections, organize emergency evacuation drills, and regularly report safety to Party A Manage the work situation and ensure that various safety requirements such as fire exits and safety exits meet the standards. If Party B violates relevant regulations and causes fire and safety accidents, Party B shall bear all legal liabilities and economic losses caused by it, and shall compensate Party A for all losses caused thereby.

Party A and Party B shall separately sign the “Safety Production Management Agreement”. (See attachment 1)

2.	During the leasing term, Party B shall not remodel or add to the leased property. Once found, Party A has the rights to ask Party B to restore the original state, if Party B does not restore, then Party A can restore, the cost shall be borne by Party B, and Party A has the rights to unilaterally terminate the contract. If Party B needs to decorate the leased property, it must obtain Party A’s written consent. The decoration design must be in harmony with the building of the leased property and be natural and beautiful. And go through the following procedures :

(1)	The construction design drawings of Party B’s renovation and addition of facilities and equipment shall be submitted to Party A and the property service unit for review and approval. If it is necessary to submit approval to the government departments in charge of fire protection, environmental protection, land planning, construction, etc., it must obtain the above-mentioned relevant department in charge The construction can only be carried out after the administrative permission or written approval.

(2)	Party B shall provide the administrative license or the original copy of the approval and the design drawings of the relevant government departments mentioned above to Party A (Party A files). Party B can carry out the decoration construction after Party A’s written consent. Responsibility rests with Party B itself.

(3)	During the decoration process, Party B must strictly abide by the requirements approved by the competent government department and the national and Shenzhen regulations on housing safety, decoration, fire protection, environmental protection, land planning, construction, sanitation, building energy conservation, market supervision, urban management, and property management. Management and other relevant norms, standards, and regulations, and accept the inspection and supervision of Party A, relevant departments and property service units.

(4)	After Party B’s decoration is completed, it must pass the completion inspection and acceptance of the competent government departments such as fire protection, environmental protection, planning and land, and construction, and obtain a certificate of conformity (or permit) before it can be put into use.

(5)	Party B shall submit the completion inspection and acceptance materials of the decoration, including construction drawings, as-built drawings, construction project planning permits, construction permits, completion acceptance certificates, fire protection acceptance certificates, environmental protection acceptance certificates, planning acceptance certificates, etc. The original documents of completion acceptance shall be handed over to Party A for archiving.

(6)	In principle, Party B cannot decorate the leased property within one year before the leasing term expires. If decoration is really needed, Party A must obtain written consent.

3.	Party B shall not close or occupy the passages, stairs, and fire doors in the leased property area. Party B shall bear all legal responsibilities and economic losses caused by the closure and occupation.

4.	If Party B constructs the leased property without the approval of the competent government departments such as public security and fire protection, environmental protection, land planning, construction, and market supervision, or changes the purpose of use without authorization, or uses it without passing the inspection and acceptance of the relevant competent department, it will be punished by the competent government department. Party B shall bear all the responsibilities and losses for the penalty, order to restore to the original state, suspend business for rectification, etc. Therefore, Party B shall bear all compensation responsibilities for losses caused to Party A.

5.	If Party B uses the leased property as a new registered company to operate, within one month after applying for the business license, Party B needs to send the new company’s business license and industrial and commercial registration information inquiry form to Party A for archiving. The newly registered company must be a holding subsidiary of Party B. As Party C, it must sign a tripartite agreement with Party A and Party B, recognize the “Leasing Contract” and this Supplementary Agreement, and share Party B’s rights and share Party B’s obligations with Party B. obligation.

6.	The scope of business of Party B must hold a business license, tax registration certificate and relevant certificates as stipulated by the government. If Party B has major events such as change of legal representative, reorganization, disposal of major assets, reduction of registered capital, etc., or other circumstances that may affect the performance of the leasing contract, Party B must notify Party A in writing, and provide updated information to Party A for recordation. At the same time, Party B shall notify Party A in writing Party A. Party A has the rights to request an increase in the rental deposit, which is not subject to the restriction that the rental deposit in the leasing contract shall not exceed three months. Party B shall operate in accordance with the law. If Party B is closed down by the competent government department for operating without a license or operating illegally, Party B shall bear the responsibility. The rent and expenses during the period of being seized or closed are still paid in accordance with the provisions of the “Leasing Contract” and this Supplementary Agreement.

7.	Before opening the business, Party B should do a good job in the treatment of sewage, cooking fumes, oil pollution, noise, etc. and environmental protection, and should obtain the relevant permits issued by the competent government department in accordance with the regulations before operating. In the course of operation, if complaints are received for non-compliance with relevant requirements, rectification shall be made in a timely manner. In case of violation of the above provisions, the responsibility and loss shall be borne by Party B. The rent and expenses during the period of being seized or closed are still paid in accordance with the provisions of the “Leasing Contract” and this Supplementary Agreement.

8.	During the period of renting the property, Party B shall go through the formalities of employing employees, participating in insurance and paying social insurance premiums for employees according to government regulations, and pay employees’ wages on time. If Party B has economic disputes with others during the period of renting the property, disputes such as wage arrears, insurance, public safety responsibilities, etc., Party B shall bear all responsibilities and have nothing to do with Party A. If the newly registered company of Party B causes Party A to be held accountable due to wage arrears, etc., Party B shall compensate Party A for the losses caused thereby.

9.	During the period of renting the property, Party B must bear by the relevant laws, regulations and rules of the state and Shenzhen on production safety, property management, urban management, property leasing, safety, energy conservation and emission reduction, family planning, floating population management, etc., and abide by the community Party B shall not infringe upon the legitimate rights and interests of other owners in accordance with the relevant regulations of the workstations, neighborhood committees, owners’ committees and property management offices.

10.	If Party B needs to install company name signboards and other advertisements, it must submit the advertising design plan to Party A for review, obtain the written consent of Party A and the property management office, and report to the competent government department for review and approval in accordance with relevant regulations before construction.

11.	When Party B starts any operating entity or exclusive project, it must go through relevant approval procedures in accordance with the requirements of market supervision, public security, fire protection, environmental protection and other relevant departments, and can only start business after approval. Regardless of any reason, Party B fails to apply for approval or to open the business without the approval of relevant departments, and all consequences caused by it will be borne by Party B and have nothing to do with Party A. Party B shall not default on rent for any reason.

12.	If the loss of the leased property is caused by force majeure, both parties shall not be liable for each other. Both parties agree that during the contract period, if the property leased by Party B is expropriated, remodeled or demolished due to government planning, or urban renewal, etc., Party A shall notify Party B of the termination of the contract two months in advance, and Party B shall move out within two months from the date of issuing the notice, evacuate the leased property, and return the property to Party A. Party B must provide written evidence for all losses caused by this, and both parties shall negotiate to resolve it. After the contract expires, if the original property leased by Party B is expropriated, remodeled or demolished due to government planning, or urban renewal, etc., Party B shall not claim against Party A for any losses arising therefrom (including but not limited to liquidated damages etc.), all the rights and interests of this property due to old renovation are owned by Party A and have nothing to do with Party B. When signing this contract, Party A has clearly informed Party B that before and after the expiration of this contract, the property leased by Party B may be remodeled or demolished. Party B has clearly known and is willing to bear this risk.

13.	During the leasing period, Party A has the rights to choose to unilaterally terminate the “Leasing Contract” and this Supplementary Agreement, confiscate the leasing deposit and seek compensation from Party B for the losses suffered

(1)	Serious deterioration of business conditions, transfer of property, withdrawal of funds, loss of business reputation,

(2)	Party B is liquidated, bankrupt, its property is seized for execution, or its solvency drops sharply, which may affect the performance of its obligations under this contract,

(3)	Without the written consent of Party A, Party B changes the lease purpose stipulated in the “Leasing Contract”,

(4)	Without the written consent of Party A and the approval of relevant departments, the rented property is decorated, the structure of the property is changed without authorization, or other acts of destruction,

(5)	If Party B sublets the shop to a third party without authorization in accordance with the “Leasing Contract”,

(6)	If Party A delivers the leased property to Party B, and Party B refuses to accept it without justifiable reasons and exceeds 15 days,

(7)	The leased property is sealed up by the court due to Party B’s reasons,

(8)	If Party B causes losses to Party A due to Party B or a third party caused by Party B, and Party B refuses to be liable for compensation for the losses caused by Party A,

(9)	Other violations of laws and the provisions of this contract.

14.	Letters between Party A and Party B shall be delivered in person, and the recipient shall sign for receipt with a pen or signature pen on the backup copy, indicating the signee and date. If it cannot be delivered in person, it shall be delivered by post. If it is delivered by mail, it shall be deemed to have been delivered on the day when the postal company receives the acknowledgment of the letter from the sender, and it shall also be deemed to have been delivered if the other party refuses to accept it. If the address of any party changes, the other party shall be notified in writing in a timely manner, otherwise, the notice and letter sent by the other party to the address listed in this supplementary agreement shall be deemed to have been delivered.

Article 19	This Supplementary Agreement and its appendices are integral supplementary clauses of the Leasing Contract. It has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 20	This Supplementary Agreement is in five copies, Party A holds three copies, Party B holds one copy, and the contract registration (filing) authority holds one copy.

Article 21	The rent per square meter in Article 3.1 of the “Leasing Contract” shall be rounded to the third decimal place, and two decimal places shall be reserved. The first digit is rounded to one decimal place.

Article 22	This Supplementary Agreement shall come into effect on the date of signature (seal) by both parties.

Appendix :

1.	“Safe Production Management Agreement”

2.	Copy of business license of Party A and Party B (with company seal)

3.	A, B legal representative certificate and copy of ID card

4.	Party B’s business and tax registration certificates

5.	Party B’s sublease contract and the tenant’s industrial and commercial registration information (if any).

Party A (Company Chop)	Party B (Company Chop)

Legal Representative :	Legal Representative :

Agent :	Agent :

Person in charge :	Person in charge :

Signing Date :	Signing Date :

Registration or filing person
(Signature and company chop)

Contract Registration (filing) Agency
(Signature and company Chop)

Date:

Safety Production Management Agreement

Party A (Lessor) : Shenzhen Long Cheng Industrial Ltd

Party B (Lessee) : Nissin Metal Plastic (Shenzhen) Ltd

Party A and Party B signed the “Shenzhen Property Rental Contract” (Contract Registration (Record) No.: / ) and its supplementary agreement on                       , 2023. Party B will rent Shenzhen Long Hua Long Cheng Industrial Park Building #2 2#-101 from Party A. The building area of the property is 1024.80 m2, and the leased property is used as a factory building.

In order to conscientiously implement the “Fire Law of the People’s Republic of China”, “Safe Production Law of the People’s Republic of China”, “Shenzhen Special Economic Zone Fire Regulations”, “Shenzhen Safety Production Regulations”, “Shenzhen Enterprise Responsible Person Safety Management Investigation Measures” and the “Shenzhen Production and Operation Unit Safety Production Subject Responsibility Regulations” and other documents require fire protection and safety production laws and regulations, standards and specifications to improve safety and fire prevention awareness, and ensure the rights of both parties A and B, the lives and property safety of the people, hereby sign this production safety management agreement (hereinafter referred to as the “management agreement”) to clarify the responsibilities and obligations of both parties A and B for production safety. The specific terms are as follows :

1.	The responsibility of Party A and Party B

(1)	Both Party A and Party B shall abide the national laws, regulations, standards and norms related to production safety, and conscientiously implement national, provincial and municipal production safety requirements.

(2)	Adhere to the safety production guidelines and policies of “safety first, prevention first, and comprehensive management”. When carrying out work and engaging in production activities, safety protection measures should be implemented first, and illegal command and operation should not be allowed to prevent safety accidents.

2.	Party A’s Safety Responsibility

(1)	Party A shall ensure that the leasing property complies with the requirements of laws and regulations, and that there is no prohibition on leasing, and shall maintain and maintain it in accordance with relevant regulations to ensure its normal function and use.

(2)	Party A, as the management unit of the leasing property by Party B, has the rights to conduct regular and irregular supervision and inspection of Party B in terms of fire protection and production safety. Party B shall carry out fire protection and production safety work with the minimum standard requested by Party A .

(3)	Party A makes a safety disclosure before Party B moves in, announces Party A’s safety management system and work requirements, checks whether Party B has the conditions for safe production, checks its safety production guarantee system and rules and regulations, and provides Party B with safety production requirements. Implement supervision and management, communicate Party A’s latest safety work requirements in a timely manner during the leasing period and supervise Party B’s implementation.

(4)	Party A may point out at any time if Party B finds that Party B does not comply with the production safety regulations or has potential safety hazards and requires rectification within a time limit. Party B shall earnestly accept and actively cooperate with the supervision and inspection of Party A or relevant government departments, and promptly rectify the existing potential safety hazards as required to ensure compliance with relevant regulations. For those who fail to rectify within the time limit, they have the rights to take measures such as cutting off water supply, power supply or terminating the leasing contract, and report to relevant government departments.

3.	Party B’s safety responsibility

(1)	Upon agreement between Party A and Party B, Party B shall pay Party A the amount of one month’s rent as a security deposit for production safety according to the unit price standard of the first year’s rent within the contract period.

If the third-party safety inspection agency entrusted by Party A’s superior finds that there are potential safety hazards in Party B during the safety inspection of Long Cheng Industrial Zone (inspect once a quarter), the first inspection will be exempted from punishment but must be recorded in the record, signed by both parties for confirmation, and The closed-loop rectification of hidden dangers must be completed in accordance with the rectification requirements (including but not limited to the time limit for rectification of potential safety hazards, rectification standards, implementation of rectification funds, and implementation of personnel responsible for rectification, etc.).

If the second safety inspection finds that Party B has not completed the closed-loop rectification of hidden dangers according to the rectification requirements, Party A has the rights to punish Party B in the following ways:

1.	General risk: If less than 3 items are found in each inspection (including 3 items), a penalty of RMB 1,000 will be deducted; if more than 3 items are found, an additional penalty of RMB 1,000 will be imposed for each additional item.

2.	Larger risks: If less than 2 items (including 2 items) are found in each inspection, a penalty of RMB 2,000 will be deducted; if more than 2 items are found, an additional penalty of RMB 2,000 will be imposed for each additional item.

3.	Major risk: RMB 5,000 will be deducted and fined per item.

The determination of the above risk level is subject to the written report issued by the third-party inspection agency.

Party A shall issue a fine penalty notice to Party B, and deduct the corresponding fine from the safety deposit. After Party A deducts the payment, it shall issue a receipt certificate to Party B. After the expiration of the contract, Party B shall apply to Party A for the refund of the balance with the production safety deposit receipt and penalty notice.

(2)	In accordance with the safety production responsibility principle of “whoever uses it, is responsible for safety” and conscientiously implement the policy of “safety first, prevention first”, Party B must highly valued to fire protection and production safety. The legal representative of Party B’s or the key person in charge of the enterprise is the first responsible person for production safety, who is fully responsible for the fire protection and production safety work within the leasing property. If Party B has less than 10 employees, it shall set up a special person to be responsible for fire safety work; if it has more than 10 employees, it shall establish a sound safety management organization, implement the system of “responsibility commitment system for safety production subjects”, sign safety responsibility letters at all levels, and implement safety management accountability.

(3)	Party B shall maintain and update its own safety production documents and regulations in a timely manner, and the products, services or production process shall meet the requirements of national, local and industry fire protection, safety production laws and regulations, standards and specifications, and other documents, and accept Party A’s Party safety supervision and management.

(4)	If Party B needs to carry out decoration and reconstruction during the leasing contract period, it must submit an application to Party A and the competent departments of public security and fire protection, planning, land, construction, etc. Construction is not allowed if it has not obtained the administrative permit from the competent government department in accordance with the regulations, and the construction has not been obtained from the government Those that pass the completion inspection and acceptance by the competent department shall not be put into use. And hand over the original copy of the fire inspection and acceptance certificate to Party A for archiving (the original copy must be kept by Party B for future reference, and the original copy should be handed over to Party A when the contract is terminated).

(5)	Party B shall strengthen the education of fire safety and the training of all employees, so that all employees can achieve “four understandings”, “four knows how” and “four abilities”. The “four understandings” are to understand the probability of fire danger in the post, how to prevent fires, how to extinguishing, and where to escape; The “four know how” are how to use fire protection equipment; how to call police; how to extinguish at the beginning of fire; how to escape systematically; The “four capabilities” refer to the ability to inspect and eliminate fire hazards, the ability to organize fire fighting at the beginning of fire, the ability to organize personnel to evacuate and escape, and the ability to fire publicity, education and training. New employees must undergo three-level safety education and training in fire protection, production safety knowledge, etc. and pass the examination before they can start working.

(6)	Party B promises to ensure that the safety exits are unimpeded. The safe evacuation passages of the leased properties are not allowed to pile up objects, and are not allowed to install anti-theft gates, and install emergency lights and evacuation signs in accordance with regulations. Fire doors and fire doors are not allowed to be locked or closed.

(7)	Resolutely put an end to the phenomenon of “three-in-one” (that is, the integration of boiling water, cooking, lodging and running business) in the business place; it is forbidden to pull or connect wires indiscriminately, and it is not allowed to increase electrical equipment, and it is strictly forbidden to overload electrical equipment. Do not burn paper scraps and sundries indiscriminately; it is strictly forbidden to use electricity stove, gas stoves, and alcohol stoves in the dormitory; Smoking is strictly prohibited in places where smoking is prohibited.

(8)	Relevant regulations must be strictly implemented for stacking of articles, and it is strictly forbidden to store dangerous articles such as flammable, explosive, highly toxic, and radioactive. The chemical raw materials used for production must be stored according to regulations, and their reserves must not exceed the specified standards, and special personnel must be designated for management.

(9)	The person in charge of safety of Party B shall check the hidden dangers of fire safety in the leased property before leaving get off work every day, confirm whether the electric switch is closed, whether there are unextinguished smoke, fire and other hidden dangers, and leave after ensuring that there are no safety hazards.

(10)	Party B must be equipped with fire-fighting facilities and fire-fighting appliances in strict accordance with the requirements of the fire department, and install them at designated locations. Fire extinguishers should be placed in obvious places for easy use. To master the correct use and operation methods of fire-fighting equipment, be familiar with the fire alarm number and police number “110”, and call the police as soon as possible in case of danger.

(11)	Party B shall well-prepared in the maintenance, maintenance and management of fire-fighting facilities and equipment in accordance with regulations. The fire-fighting facilities such as the fire pressurization system should be inspected, tested and operated regularly (once a month), so that the facilities, equipment and fire-fighting appliances are always in good working condition. Registration shall be made after each inspection, and the recorded information shall be pasted on the fire-fighting facilities, equipment and fire-fighting appliances in the form of a form.

(12)	Party B shall establish a voluntary fire brigade, formulate emergency plans, and regularly organize training and drills according to the actual operating conditions. Conscientiously well-prepared in the implementation of safety precautions and safety emergency measures. In the event of fire and other safety accidents, according to the requirements of the emergency plan, call the police immediately and actively cooperate with the fire department to put out the fire, so as to minimize the loss.

(13)	Party B must strengthen production safety work, formulate various production safety rules and regulations and safe operation procedures according to the different characteristics of the industry, and educate employees to strictly abide by them and not violate them. Employees who take on special jobs should hold certificates to work in accordance with relevant regulations. It is necessary to overcome the erroneous concept of only emphasizing production and operation and ignoring safety, so as to prevent the occurrence of work-related accidents.

(14)	Party B shall conscientiously well-prepared the prevention of natural disasters such as typhoons, floods, and lightning strikes.

(15)	If Party B fails to perform relevant obligations as stipulated in this management agreement, Party A has the rights to notify Party B to make rectification within a time limit, and Party B shall make rectification as required. If Party B refuses to rectify or is notified by Party A to make rectification three times within the validity period of the leasing contract, Party A has the rights to unilaterally terminate the leasing contract, and the leasing deposit will not be refunded.

(16)	Party B shall strictly abide by the laws, regulations, rules and regulations of public security fire protection and production safety, the safety operation procedures of the industry and type of work that Party B operates, and the content agreed in this management agreement. If the department fines or punishes, or causes responsible accidents such as fire, explosion, and work-related injuries, Party B shall bear all legal and economic responsibilities.

(17)	In addition to the above-mentioned regulations, Party B must abide by the relevant regulations of the relevant government departments on fire protection and production safety. Any safety accidents that occur during the leasing period shall be fully borne by Party B.

4.	Liability for breach of contract

Both Party A and Party B must strictly implement the safety responsibility stipulated in this management agreement, and the breaching party shall bear the responsibility and economic compensation for safety accidents and related economic losses caused by violation of this management agreement.

5.	Supplementary Provisions

This contract will effective with the date of signing by both parties. It has five original copies. Party A keeps three copies, Party B keeps one copy, and the property leasing management department keep one copy, which have the same legal effect.

This management agreement is an attachment to the leasing contract and has the same legal effect as the leasing contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Representative :	Responsible Person :
Telephone No. :	Telephone No. :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang
The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Residence)” (hereinafter referred to as the “Leasing Contract”) for the Room 501, Room 502, Room 601 and Room 602 of the dormitory in Building C of Longcheng Industrial Zone. The leasing area is 441.40 square meters. The leasing property is used as a dormitory.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the " The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB ¥441.40 (Renminbi Four Hundred Forty-one and Forty Cents)

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang

The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Residence)” (hereinafter referred to as the “Leasing Contract”) for the Level 1 – 4, T7, T8, T90, T10 of the dormitory in Building C of Longcheng Industrial Zone. The leasing area is 2109.20 square meters. The leasing property is used as a dormitory.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the " The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB ¥2109.20 (Renminbi Two Thousand One Hundred and Nine and Twenty Cents)

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang

The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Non-Residence)” (hereinafter referred to as the “Leasing Contract”) for the Level 1, Building #2 of Longcheng Industrial Zone. The leasing area is 1024.80 square meters. The leasing property is used as a factory.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the " The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB ¥1024.80 (Renminbi One Thousand Twenty-Four and Eighty Cents)

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang
The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Non-Residence)” (hereinafter referred to as the “Leasing Contract”) for Level 1, Building #8, Longcheng Industry and Trading Yu’an of Longcheng Industrial Zone. The leasing area is 1715.74 square meters. The leasing property is used as a factory.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the " The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB 1715.74 (Renminbi One Thousand Seven Hundred Fifteen and Seventy-Four Cents)

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang

The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Non-Residence)” (hereinafter referred to as the “Leasing Contract”) for Level 2-5, Building #2, Longcheng Industry of Longcheng Industrial Zone. The leasing area is 4117.20 square meters. The leasing property is used as a factory.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the ” The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB 4117.20 (Renminbi Four Thousand One Hundred and Seventeen and Twenty Cents)

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :

Supplementary Agreement of the Leasing Property Contract 2

Lessor (Party A) : Shenzhen Long Cheng Industrial Co Ltd

Correspondence address : Shenzhen Long Hua Da Leng Guang Nan Street 440 Long Cheng Industrial Park

Unification Credit Code : 91440300192470540R	Legal representative : Guo Weiliang

The person in charge :	Contact No.	28108099
Authorized Agent :

Lessee (Party B) : Nissin Metal Plastic (Shenzhen） Ltd

Type of Certificate : Unified Social Credit Code

Certificate Number : 91440300574752543F

Correspondence address : Shenzhen Long Hua Da Leng Street Gaofeng Community 39 West Longguan Road Long Cheng Industrial Park #2

Contact no. : 13802566280

Party A and Party B have signed a leasing period from 1 March, 2023 to 28 February, 2026 The “Shenzhen Leasing Property Contract (Non-Residence)” (hereinafter referred to as the “Leasing Contract”) for Building #4, Simply Factory, Longcheng Industry of Longcheng Industrial Zone. The leasing area is 550.00 square meters. The leasing property is used as a warehouse.

In view of the increase in the operating costs of the park, in order to ensure the quality of the park’s operation and management services and provide tenants with a safer and more comfortable production and living environment, both parties A and B, based on the principle of equality, voluntariness, fairness and reasonableness, have agreed upon the ” The leasing contract reached the following supplementary agreement :

Article 1 : Party B shall pay Party A a park operation surcharge of ¥1/square meter/month based on the leasing area starting from 1 March, 2023, totaling RMB550.00 (Renminbi Five Hundred and Fifty )

Article 2 : Operation surcharges are paid on a monthly basis, and Party B shall pay to Party A before the 5th of each month. When Party A gets the operating surcharges from Party B, Party A shall issue a receipt voucher to Party B.

Article 3 : The rent and management fee shall still be implemented in accordance with the “Leasing Contract” and the supplementary agreement standards, and Party B’s other responsibilities and obligations shall be strictly implemented in accordance with the terms of the “Leasing Contract” and the supplementary agreement.

Article 4 : This Supplementary Agreement is an integral supplementary clause of the Leasing Contract and has the same legal effect as the Leasing Contract. If there is any inconsistency between this Supplementary Agreement and the “Leasing Contract”, this Supplementary Agreement shall prevail.

Article 5 : This Supplementary Agreement has four copies, Party A holds three copies, and Party B holds one copy. This Supplementary Agreement takes effect on the date of signature (with Company Chop) by both parties. The termination time of this Supplementary Agreement is consistent with that of the Leasing Contract.

Signature (Party A) & Co. Chop	Signature (Party B) & Co. Chop
Legal Representative :	Legal Representative :
Agent :	Agent :
Person in Charge	Person in Charge :
Date :	Date :